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EXHIBIT 1.1

WELLPOINT HEALTH NETWORKS INC.
(a Delaware corporation)
$450,000,000
6 3/8% Notes due 2006

UNDERWRITING AGREEMENT

WELLPOINT HEALTH NETWORKS INC.
(a Delaware corporation)
$450,000,000
6 3/8% Notes due 2006
UNDERWRITING AGREEMENT

June 12, 2001

SALOMON SMITH BARNEY INC.
UBS WARBURG LLC
  as Representatives of the several Underwriters
  c/o Salomon Smith Barney Inc.
    390 Greenwich Street
    Fourth Floor
    New York, New York 10013

Ladies and Gentlemen:

    WellPoint Health Networks Inc., a Delaware corporation (the "Company"), proposes to issue and sell to each of the several Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Salomon Smith Barney Inc. ("SSB") and UBS Warburg LLC ("UBSW") are acting as representatives (in such capacity, the "Representatives"), $450,000,000 aggregate principal amount of its 6 3/8% Notes due 2006 (the "Securities") to be issued pursuant to the provisions of an Indenture dated as of June 8, 2001 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee").

    The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, on Form S-3 (No. 333-08519), as amended by post-effective Amendment No. 1 thereto, covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act") and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Securities pursuant to paragraph (b) of Rule 424 ("Rule 424(b)") under the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Securities, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein (including the exhibits to any such documents).

    All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document subsequent to the date of the Basic Prospectus under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in such preliminary prospectus or the Prospectus, as the case may be.

    SECTION 1. Representations and Warranties. The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof, and agrees with each Underwriter, as follows:

    (a) Effectiveness. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

    (b) Compliance with Registration Requirements. (i) Each document, if any, filed or to be filed pursuant to the 1934 Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the 1934 Act and the applicable rules and regulations of the Commission thereunder (the "1934 Act Regulations"), (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the 1933 Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

    Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission's Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"), except to the extent permitted by Regulation S-T.

    (c) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants with respect to the Company as required by the 1933 Act and the 1933 Act Regulations.

    (d) Financial Statements. The Company's consolidated financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

    (e) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     (f) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware and has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be in good standing would not result in a Material Adverse Effect.

    (g) Good Standing of Subsidiaries. Each subsidiary of the Company listed on Schedule B hereto (the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through wholly-owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any such Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. Other than the Subsidiaries, the Company has no subsidiaries which either (i) are "Significant Subsidiaries," as such term is defined under Regulation S-X under the 1933 Act, or (ii) are material to the Company's financial condition or results of operations.

    (h) Authorization of Securities. The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the effect of (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, liquidation, conservatorship, readjustment of debt, fraudulent transfer and other similar laws affecting the rights of creditors generally; and (ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, acceleration, specific performance or injunctive relief, and the effect of general principles of equity embodied in New York statutes and common law.

     (i) Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

     (j) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

    (k) Authorization of Indenture. The Indenture has been duly and validly authorized by the Company and duly qualified under the Trust Indenture Act and, when duly executed and delivered by the Company (assuming the due execution and delivery thereof by the Trustee), will be a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to the effect of (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, liquidation, conservatorship, readjustment of debt, fraudulent transfer and other similar laws affecting the rights of creditors generally; and (ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, acceleration, specific performance or injunctive relief, and the effect of general principles of equity embodied in New York statutes and common law.

     (l) Absence of Manipulation. None of the Company or its subsidiaries or any of their respective officers and directors has taken, or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

    (m) Compliance with Margin Rules. None of the execution, delivery and performance of this Agreement, the issuance and sale of the Securities, the application of the proceeds from the issuance and sale of the Securities and the consummation of the transactions contemplated thereby as set forth in the Prospectus, will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

    (n) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and in the Registration Statement and compliance by the Company with its obligations hereunder and under the Indenture have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation by the Company or any of its subsidiaries of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, regulatory body, administrative agency, arbitrator or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

    (o) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

    (p) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any government, government instrumentality, regulatory body, administrative agency, arbitrator or court, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed as required therein, exclusive of any supplement thereto), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated hereby or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect. The statements in the Prospectus relating to regulatory matters and legal proceedings insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

    (q) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

    (r) Possession of Intellectual Property. The Company and its subsidiaries own, possess, or can acquire on reasonable terms, adequate rights to use all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary for the conduct of the business now operated or to be operated by the Company and its subsidiaries, as described in the Prospectus, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

    (s) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering or sale of the Securities by the Company hereunder, or the consummation of the transactions contemplated hereby, except such as have been already obtained or made or as may be required under the 1933 Act or the 1933 Act Regulations or state or foreign securities laws.

     (t) Knox-Keene License. Blue Cross of California has been licensed in the State of California as a health care service plan under the Knox-Keene Health Care Service Plan Act of 1975, as amended (the "Knox-Keene Act"), and such license has not been modified since the issuance thereof (other than modifications filed in the ordinary course of business) in any respect that would materially and adversely affect the ability of the Company to conduct its business in the manner described in the Registration Statement. None of the Company's other subsidiaries are required to be licensed under the Knox-Keene Act.

    (u) BCBSA License. The Company is in full compliance with the requirements of the Blue Cross License Agreement, dated as of August 4, 1997, between the Company and Blue Cross and Blue Shield Association ("BCBSA") and the California Blue Cross License Addendum, dated as of June 10, 1998, between the Company and BCBSA, except in each case where such noncompliance would not have a Material Adverse Effect. Each of the Company's subsidiaries that is required by BCBSA as of the date hereof, or that will be required by BCBSA as of the Closing Time, to be a party to a Blue Cross Affiliate License Agreement or Blue Shield Affiliate License Agreement is in full compliance with the requirements of such agreement, except in each case where such noncompliance would not have a Material Adverse Effect.

    (v) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations, including, without limitation, under the Knox-Keene Act (collectively, "Governmental Licenses"), issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess such Governmental Licenses or to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

    (w) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, have a Material Adverse Effect and do not interfere in any material respect with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

    (x) Maintenance of Insurance. The Company and each of its subsidiaries maintain insurance policies with respect to such insurable properties, potential liabilities and occurrences that merit or require catastrophic insurance in amounts deemed adequate in the reasonable opinion of the management, or the Company and each of its subsidiaries maintain a system or systems of self-insurance or assumption of risk which accords with the practices of similar businesses; all such insurance policies are in full force and effect; and, at the time that each of the physicians and physician groups with which the Company or any of its subsidiaries has contracted entered into such agreement, such physician or physician group represented that they had professional liability and medical malpractice insurance in minimum amounts which the Company believes to be adequate for such physicians and physician groups generally.

    (y) Subsidiary Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

    (z) Compliance with Tax Laws. All material income, payroll and sales tax returns required to be filed by the Company or any of its subsidiaries, in any jurisdiction, have been so filed, and all material taxes, including related withholding taxes, penalties and interest, assessments and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest.

   (aa) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

   (bb) Investment Company Act. The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

   (cc) Registration Rights. Except as disclosed in the Prospectus, there are no holders of any security of the Company or any Subsidiary (debt or equity) who have or will have any right to require the registration of such security by virtue of the filing of the Registration Statement or the execution by the Company of this Agreement.

   (dd) Environmental Laws. Except as described in the Registration Statement or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

    SECTION 2. Agreements to Sell and Purchase; Closing.

    (a) Purchase and Sale. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, the respective principal amounts of Securities set forth in Schedule A, at the respective purchase price set forth opposite such Underwriter's name in Schedule A hereto (the "Purchase Price").

    (b) Terms of Public Offering. The Company is advised by you that the Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

    (c) Payment. The closing of the purchase and sale of the Securities, including acknowledgment of the payment of the purchase price therefor shall be at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, CA 90071, or at such other place as shall be agreed upon by the Representatives and the Company, at 7:00 A.M. (California time) on the third business day (or the fourth business day, if the pricing occurs after 4:30 P.M. (Eastern time) on any given business day) after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time"). Delivery of Certificates for the Securities shall be made at the Closing Time to the Representatives.

    Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company not later than two business days preceding the Closing Time against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities, which it has agreed to purchase. Morgan Stanley, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities, to be purchased by any Underwriter whose funds have not been received by the Closing Time but such payment shall not relieve such Underwriter from its obligations hereunder.

    (d) Denominations. Certificates for the Securities shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Time. The certificates evidencing the Securities shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor.

    SECTION 3. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

    (a) Compliance with Securities Regulations and Commission Request. The Company, subject to Section 3(b), will notify the Representatives immediately, and confirm the notice in writing, (i) when, prior to the termination of the offering, any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly cause the Prospectus to be properly completed and will effect the filings necessary pursuant to Rule 424(b) within the time period prescribed and will take such steps as it deems necessary to ascertain promptly whether the form of any prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

    (b) Filing of Amendments. Prior to the termination of the offering of the Securities, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, or any amendment, supplement or revision to either the Basic Prospectus at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

    (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company will pay the expenses of printing or other production of all documents relating to the offering.

    (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company will pay the expenses of printing or other production relating to the offering.

    (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the offer and sale of the Securities as contemplated in this Agreement, the Indenture, the Securities and the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will notify the Representatives of such event, promptly prepare and file with the Commission, subject to Section 3(b) of the 1933 Act, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

    (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

    (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

     (i) Restriction on Sale of Debt Securities. The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until June 18, 2001. It is understood that this paragraph shall not apply to drawdowns under existing credit facilities or to traditional bank loans entered into by the Company in the ordinary course of the Company's business.

     (j) No Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

    (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

    SECTION 4. Payment of Expenses.

    (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Preliminary Blue Sky Survey, the Final Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Preliminary Blue Sky Survey, the Final Blue Sky Survey and any supplements thereto, (viii) the fees and expenses of the trustee and its counsel, (ix) any fees charged by rating agencies for the rating of the Securities, (x) any expenses incurred by the Company in connection with a "road show" presentation to potential investors and (xi) the filing fees incident to the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities.

    (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters severally through SSB on demand for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

    SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof as of the date hereof and as of the Closing Time or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

    (a) Effectiveness of Registration Statement. The Registration Statement is effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

    (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Gibson, Dunn & Crutcher LLP, special counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

    (c) Opinion of General Counsel for the Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Thomas C. Geiser, Esq., general counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

    (d) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Davis Polk & Wardwell, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

    (e) Officers' Certificate. At Closing Time, there shall not have been, since the date of the most recent financial statements included or incorporated in the Prospectus (exclusive of any supplement thereto), any material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as set forth in the Prospectus (exclusive of any supplement thereto) and the Representatives shall have received a certificate of the Chief Executive Officer or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as set forth in the Prospectus (exclusive of any supplement thereto), (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company's knowledge, are contemplated by the Commission.

    (f) Accountants' Comfort Letter. PricewaterhouseCoopers LLP. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the Company's consolidated financial statements and certain financial information contained in the Registration Statement and the Prospectus.

    (g) Bring-down Comfort Letters. PricewaterhouseCoopers LLP. At Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f)(i) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

    (h) No Ratings Change. Subsequent to the date of this Agreement, there shall not have been any decrease in the rating of any of the Company's debt securities by Standard and Poor's, Moody's, Fitch or Duff & Phelps or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

    (i) Additional Documents. At Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters,

    (j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

    SECTION 6. Indemnification.

    (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

       (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

      (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

      (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that (A) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and (B) the foregoing indemnity agreement with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if (i) the Company shall sustain the burden of proving that a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriters to such person at or prior to the written confirmation of the sale of such Securities to such person, (ii) the Company shall have delivered the Prospectus (as then supplemented or amended) to the Underwriters on a timely basis and in the requisite quantity to permit the Underwriters to send or deliver such Prospectus to such person at or prior to such written confirmation of the sale of such Securities and (iii) the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented).

    (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the Indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

    (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, (ii) is accompanied or preceded by reimbursement of expenses of each such indemnified party pursuant to clause (a)(iii) of this Section 6 and (iii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

    (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section (a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

    SECTION 7. Contribution. Subject to the last paragraph of Section 6(a) hereof, if the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

    The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.

    The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

    Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

    No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

    SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

    SECTION 9. Termination of Agreement.

    (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof, declaration by the United States of a national emergency or war, or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Representatives, impracticable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto), or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

    (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

    SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

    (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

    (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

    No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

    In the event of any such default which does not result in a termination of this Agreement either (i) the Representatives or (ii) the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

    SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, attention of General Counsel (fax no: (212) 816-7912) (with a copy, which shall not constitute notice, to Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, California 94025, attention of Daniel G. Kelly, Jr., Esq.); notices to the Company shall be directed to it at 1 WellPoint Way, Thousand Oaks, California 91362, attention of Thomas C. Geiser, Esq., General Counsel (with a copy, which shall not constitute notice, to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, CA 90071, attention of Kenneth Doran, Esq.)

    SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

    SECTION 13. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME, EXCEPT AS EXPRESSLY NOTED OTHERWISE.

    SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

(Signature Page Follows)

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,
WELLPOINT HEALTH NETWORKS INC.
By:	/s/ LEONARD D. SCHAEFFER
	Name:	Leonard D. Schaeffer
	Title:	Chief Executive Officer
CONFIRMED AND ACCEPTED, as of the date first above written:
SALOMON SMITH BARNEY INC. UBS WARBURG LLC
By Salomon Smith Barney Inc.
By:	/s/ KEN THOMPSON
	Name:	Ken Thompson
	Title:	Vice President

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

S–1

SCHEDULE A

Name of Underwriter	Principal Amount at Maturity of Securities To Be Purchased
Salomon Smith Barney Inc.	$144,000,000
UBS Warburg LLC	126,000,000
Banc of America Securities LLC	63,000,000
Banc One Capital Markets, Inc.	63,000,000
Fleet Securities, Inc.	13,500,000
Mizuho International plc	13,500,000
SunTrust Equitable Securities Corporation	13,500,000
Wachovia Securities, Inc.	13,500,000

Total	$450,000,000

Sch A–1

SCHEDULE B

List of subsidiaries

1.	Blue Cross of California
2.	BC Life & Health Insurance Company
3.	UNICARE Life & Health Insurance Company
4.	WellPoint California Services, Inc.
5.	UNICARE National Services, Inc.
6.	Cerulean Companies, Inc.
7.	Blue Cross and Blue Shield of Georgia, Inc.

Sch B–1

EXHIBIT 1

Name of Entity	State of Incorporation	Foreign Qualifications
WellPoint Health Networks, Inc.	Delaware	Arizona, California, Nevada, New York
Blue Cross of California	California	Washington D.C.
UNICARE Life & Health Insurance Company	Delaware	California, Florida, Georgia, Illinois, Indiana, Massachusetts, Michigan, New York, Ohio, Tennessee, Texas
WellPoint California Services, Inc.	Delaware	None
UNICARE National Services, Inc.	Delaware	None
BC Life & Health Insurance Company	California	None
Cerulean Companies, Inc.	Georgia	None
Blue Cross and Blue Shield of Georgia, Inc.	Georgia	None

Ex–1

Exhibit A

FORM OF COMPANY COUNSEL OPINION TO BE
DELIVERED PURSUANT TO SECTION 5(B)

    1.  The Company and each of the subsidiaries identified on Exhibit A hereto (each a "Subsidiary" and collectively the "Subsidiaries"), other than Cerulean Companies, Inc. and Blue Cross & Blue Shield of Georgia, Inc. (together, the "Georgia Subsidiaries"), and (a) has been duly incorporated and (b) is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Georgia Subsidiaries is validly existing as a corporation and in good standing under the laws of the State of Georgia.

    2.  The Company and each of its Subsidiaries has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement.

    3.  The Company and each of its Subsidiaries, other than UNICARE Life & Health Insurance Company ("UL&H"), is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect (such jurisdictions are as listed opposite the name of each of the Company and the Subsidiaries other than UL&H on Exhibit A hereto). UL&H is duly qualified as a foreign corporation to transact business and is in good standing in such jurisdictions as are listed opposite its name on Exhibit A hereto.

    4.  The Securities conform in all material respects to the description thereof contained in the Prospectus.

    5.  The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

    6.  The Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

    7.  The Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (in each case, excluding (x) the Incorporated Documents, (y) the financial statements and supporting schedules included therein or omitted therefrom and (z) the Trustee's Statement of Eligibility on Form T-1, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act.

    8.  The Incorporated Documents in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

    9.  The Securities are in the form contemplated by the Indenture, have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture, will be entitled to the benefits of the Indenture and will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

    10. The Indenture has been duly and validly authorized, executed and delivered by the Company and (assuming the due execution and delivery thereof by the Trustee), constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

A–1

    11. The Indenture has been duly qualified under the Trust Indenture Act.

    12. The statements in the Prospectus under the captions "Description of Notes," "Plan of Distribution," and "Underwriting" (but only as to the description of the Underwriting Agreement) insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, are accurate in all material respects and are fair summaries of the matters referred to therein.

    13. No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the sale to the Underwriters of the Securities, except such as may be required under the 1933 Act, the 1934 Act, or the respective rules and regulations of the Commission thereunder or state or foreign securities laws (on which we express no opinion) and the filing of an amendment to Blue Cross of California's Health Care Service Plan application with the California Department of Managed Health Care (which filing has been made).

    14. The execution, delivery and performance of the Underwriting Agreement and the Indenture, the issuance and sale of the Securities and the consummation of the transactions contemplated thereby by the Company, will not (a) violate the Company's Restated Certificate of Incorporation or bylaws or (b) to our knowledge, conflict with or constitute a material breach or violation of or material default under, or cause an acceleration of any obligation under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument included as an exhibit to the Registration Statement (including, without limitation, as an exhibit to the documents incorporated by reference therein) to which the Company or any of its Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject or (ii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties.

    15. None of the execution, delivery and performance of the Underwriting Agreement, the issuance and sale of the Securities, the application of the proceeds from the issuance and sale of the Securities or the consummation of the transactions contemplated thereby as set forth in the Prospectus, violates Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System.

    16. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940.

    On the basis of the foregoing, and except for the financial statements, schedules and other financial or statistical data included therein as to which we express no such belief, no facts have come to our attention that would lead us to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which we express no such belief), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which we express no such belief), each, as of its date and at the Closing Time, included or include an untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

A–2

Exhibit B

FORM OF OPINION OF GENERAL COUNSEL TO THE COMPANY TO BE
DELIVERED PURSUANT TO SECTION 5(c)

     (i) The statements under the captions "Item 1. Business—Government Regulation" and "Item 3—Legal Proceedings" of the Company's Annual Report on Form 10-K, which is incorporated by reference into the Prospectus, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize, in all material respects, the matters referred to therein.

    (ii) Blue Cross of California has been duly qualified and licensed in the State of California as a health care service plan under the Knox-Keene Act, and none of the Company's other subsidiaries are required to be licensed under the Knox-Keene Act.

    (iii) The Company is in full compliance with the requirements of the Blue Cross License Agreement, dated as of August 4, 1997, between the Company and the Blue Cross and Blue Shield Association (the "BCBSA") and the California Blue Cross License Addendum, dated as of June 10, 1998, between the Company, Blue Cross of California and the BCBSA, except in each case where such noncompliance would not have a Material Adverse Effect. Each of the Company's subsidiaries that is required by the BCBSA as of the date of such opinion to be a party to a Blue Cross Affiliate License Agreement or a Blue Shield Affiliate License Agreement is in full compliance with the requirements of such agreement, except in each case where such noncompliance would not have a Material Adverse Effect.

    (iv) To such counsel's knowledge, none of the Company and its subsidiaries have received any notice or correspondence (i) relating to the loss or threatened loss by the Company or any of its subsidiaries of any material permit, license, franchise or authorization by any applicable managed health care or insurance regulatory agency or body or (ii) asserting that the Company or any of its subsidiaries is not in substantial compliance with any applicable regulation relating to the operation or conduct of managed health care or insurance businesses (the "HMO Regulations") or threatening the taking of any action against the Company or any of its subsidiaries under any HMO Regulation, except where such noncompliance or the taking of such action, if adversely determined, would not have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries, taken as a whole.

    (v) There are no legal or governmental proceedings, actions or suits pending or, to the knowledge of such counsel, threatened to which the Company or any of its Subsidiaries is or may become a party or to which any of the properties of the Company or any of its Subsidiaries is or may become subject that are required to be described in the Registration Statement or the Prospectus and are not so disclosed therein and described as required, or any statute or regulation that is required to be described in the Registration Statement or the Prospectus and is not so disclosed therein and described as required. All pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the businesses, are, considered in the aggregate, not material.

    (vi) To the knowledge of such counsel, there is no indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument required to be filed as exhibits to the Registration Statement (or to any documents incorporated by reference therein) which have not been so filed.

B–1

QuickLinks

SCHEDULE A
SCHEDULE B List of subsidiaries
EXHIBIT 1
FORM OF COMPANY COUNSEL OPINION TO BE DELIVERED PURSUANT TO SECTION 5(B)
FORM OF OPINION OF GENERAL COUNSEL TO THE COMPANY TO BE DELIVERED PURSUANT TO SECTION 5(c)